UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2014

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

As previously disclosed, on December 16, 2013, Seneca Foods Corporation (the “Company”) and Allens, Inc. (“Allens”) entered into an Asset Purchase Agreement, as amended and modified with the parties’ agreement pursuant to the Bid Procedures Order approved by the U.S. Bankruptcy Court for the Western District of Arkansas (the “Bankruptcy Court”) on January 7, 2014 (the “Purchase Agreement”), pursuant to which the Company agreed to acquire substantially all of Allens’ assets and certain liabilities, subject to receipt of higher or otherwise better bids at an auction under the provisions of Section 363 of the Bankruptcy Code (the “Auction”).  The Auction was concluded on February 6, 2014 and the Company was not identified as the successful bidder for the Allens’ assets.  On February 12, 2014 the Bankruptcy Court approved an order authorizing the sale of substantially all of Allens’ assets to a third party (the “Alternate Transaction”) thus terminating the Purchase Agreement in accordance with its terms.  Under the terms of the Purchase Agreement, the Company will receive a break-up fee and reimbursement of certain expenses upon the closing of the Alternate Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    February 14, 2014

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer